United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
 __________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): March 21, 2018

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                          Submission of Matters to a Vote of Security Holders

The 2018 Annual Meeting of Stockholders of Urstadt Biddle Properties Inc. (the "Company") was held on March 21, 2018.   At the meeting, stockholders were asked to vote on the following matters:

1.	To elect four (4) directors to serve for three years. The shares so present were voted on Proposal 1 as follows:

	Votes For	Votes Against	Abstain	Broker Non-Votes
Charles J. Urstadt	9,232,417	587,422	6,142	1,059,029
Catherine U. Biddle	9,235,030	584,825	6,125	1,059,029
Noble O. Carpenter, Jr.	9,168,665	650,043	7,273	1,059,029
George H.C. Lawrence	9,171,398	647,301	7,282	1,059,029

2.	To ratify the appointment of PKF O'Connor Davies, LLP as the Company's independent registered public accounting firm for one year. The vote with respect to this proposal was:

For	Against	Abstain	Broker Non-Vote
10,841,008	34,717	9,285	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2018	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ John T. Hayes
John T. Hayes
Senior Vice President & Chief Financial Officer